Calculation of Filing Fee Tables
F-1
C3is Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Other	Units each consisting of:	Other				0.0001531	$ 0.00
Fees to be Paid	2	Equity	one share of common stock, par value $0.01 per share, or one pre-funded warrant to purchase one share of common stock	457(o)			$ 10,000,000.00	0.0001531	$ 1,531.00
Fees to be Paid	3	Equity	one Class D Warrant to purchase shares of common stock	Other				0.0001531	$ 0.00
Fees to be Paid	4	Equity	one Class E Warrant to purchase shares of common stock	Other				0.0001531	$ 0.00
Fees to be Paid	5	Equity	Common stock, par value $0.01 per share, underlying Class D Warrants	457(o)			$ 10,000,000.00	0.0001531	$ 1,531.00
Fees to be Paid	6	Equity	Common stock, par value $0.01 per share, underlying Class E Warrants	457(o)			$ 10,000,000.00	0.0001531	$ 1,531.00
Fees to be Paid	7	Equity	Common stock, par value $0.01 per share, underlying pre-funded warrants	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 30,000,000.00		$ 4,593.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 4,593.00
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act").

[2]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (2) No fee pursuant to Rule 457(g) of the Securities Act. (3) The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) if any, is $10,000,000. (4) The registrant may issue pre-funded warrants to purchase common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in the offering, minus $0.00001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.00001 per share (subject to adjustment as provided for therein).

[3]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (2) No fee pursuant to Rule 457(g) of the Securities Act. (6) The initial exercise price of the Class D Warrants equals 100% of the public offering price of each Unit sold in the offering. On the 30th trading day following the closing of the offering, the exercise price of the outstanding Class D Warrants will automatically reset to the "Adjustment Price," which shall be the greater of (x) the lowest single-day volume-weighted average price ("VWAP") of the common stock during such 30 trading days period (the "Adjustment Period") and (y) the Floor Price (as defined below) based on the Nasdaq Market Price (as defined below) immediately preceding the pricing of the offering, and the number of shares of common stock underlying the then-outstanding Class D Warrants will be proportionally increased such that the then aggregate exercise price of all such Class D Warrants based on the Adjustment Price, equals the aggregate exercise price of all such Class D Warrants on the original issuance date; provided that no adjustment may result in an increase to the exercise price. The "Floor Price" equals 20% of the most recent Nasdaq official closing price of the common stock immediately prior to the applicable date of determination (the "Nasdaq Market Price").

[4]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (2) No fee pursuant to Rule 457(g) of the Securities Act. (7) The Class E Warrants are immediately exercisable upon issuance at a nominal exercise price of $0.00001 per share with no expiration. The number of shares of common stock issuable upon the exercise of the Class E Warrants shall initially be zero. Following the Adjustment Period, the number of shares of common stock underlying each Class E Warrant will be automatically increased so that each holder of Class E Warrants will, after the adjustment and upon exercise of the Class E Warrant, receive a number of shares of common stock equal to (A) the aggregate purchase price such holder paid for the Units in the offering divided by the Adjustment Price minus (B) the number of shares of common stock issued to such holder as part of the Units purchased in the offering.

[5]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (5) In addition to the common stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of common stock as may become issuable upon exercise of the pre-funded warrants, the Class D Warrants and Class E Warrants as the same may be adjusted as a result of their anti-dilution provisions. (6) The initial exercise price of the Class D Warrants equals 100% of the public offering price of each Unit sold in the offering. On the 30th trading day following the closing of the offering, the exercise price of the outstanding Class D Warrants will automatically reset to the "Adjustment Price," which shall be the greater of (x) the lowest single-day volume-weighted average price ("VWAP") of the common stock during such 30 trading days period (the "Adjustment Period") and (y) the Floor Price (as defined below) based on the Nasdaq Market Price (as defined below) immediately preceding the pricing of the offering, and the number of shares of common stock underlying the then-outstanding Class D Warrants will be proportionally increased such that the then aggregate exercise price of all such Class D Warrants based on the Adjustment Price, equals the aggregate exercise price of all such Class D Warrants on the original issuance date; provided that no adjustment may result in an increase to the exercise price. The "Floor Price" equals 20% of the most recent Nasdaq official closing price of the common stock immediately prior to the applicable date of determination (the "Nasdaq Market Price").

[6]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (5) In addition to the common stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of common stock as may become issuable upon exercise of the pre-funded warrants, the Class D Warrants and Class E Warrants as the same may be adjusted as a result of their anti-dilution provisions. (7) The Class E Warrants are immediately exercisable upon issuance at a nominal exercise price of $0.00001 per share with no expiration. The number of shares of common stock issuable upon the exercise of the Class E Warrants shall initially be zero. Following the Adjustment Period, the number of shares of common stock underlying each Class E Warrant will be automatically increased so that each holder of Class E Warrants will, after the adjustment and upon exercise of the Class E Warrant, receive a number of shares of common stock equal to (A) the aggregate purchase price such holder paid for the Units in the offering divided by the Adjustment Price minus (B) the number of shares of common stock issued to such holder as part of the Units purchased in the offering.

[7]	(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). (3) The proposed maximum aggregate offering price of the common stock proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded warrants offered and sold in the offering, and as such the proposed maximum offering price of the common stock and pre-funded warrants (including the common stock issuable upon exercise of the pre-funded warrants) if any, is $10,000,000. (4) The registrant may issue pre-funded warrants to purchase common stock in the offering. The purchase price of each pre-funded warrant will equal the price per share at which shares of common stock are being sold to the public in the offering, minus $0.00001, which constitutes the pre-funded portion of the exercise price, and the remaining unpaid exercise price of the pre-funded warrant will equal $0.00001 per share (subject to adjustment as provided for therein). (5) In addition to the common stock set forth in this table, pursuant to Rule 416 under the Securities Act, this registration statement also registers such indeterminate number of common stock as may become issuable upon exercise of the pre-funded warrants, the Class D Warrants and Class E Warrants as the same may be adjusted as a result of their anti-dilution provisions.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A